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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-114474) and the Registration Statements on Form S-8 (No. 333-86999, No. 333-90591, No. 333-63194, No. 333-85262, No. 333-31988, No. 333-122034 and No. 333-122036) of iVillage Inc. of our report dated March 15, 2005, on our audits of the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of iVillage Inc., which is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
March 15, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM